UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 22, 2013
ENERGY TRANSFER PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	1-11727	73-1493906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
3738 Oak Lawn Avenue
Dallas, Texas 75219
(Address of principal executive offices)
(214) 981-0700
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 22, 2013, Energy Transfer Partners, L.P. (the “Partnership”) entered into an Equity Distribution Agreement (the “Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“BofA Merrill Lynch”). Pursuant to the terms of the Agreement, the Partnership may sell from time to time through BofA Merrill Lynch, as the Partnership's sales agent, the Partnership's common units representing limited partner interests having an aggregate offering price of up to $200,000,000 (the “Units”). Sales of the Units, if any, will be made by means of ordinary brokers' transactions on the New York Stock Exchange at market prices, in block transactions or as otherwise agreed by the Partnership and BofA Merrill Lynch.

Under the terms of the Agreement, the Partnership may also sell Units from time to time to BofA Merrill Lynch as principal for its own account at a price to be agreed upon at the time of sale. Any sale of Units to BofA Merrill Lynch as principal would be pursuant to the terms of a separate terms agreement between the Partnership and BofA Merrill Lynch.

The Units will be issued pursuant to the Partnership's shelf registration statement on Form S-3 (Registration No. 333-183388).

The summary of the Agreement in this report does not purport to be complete and is qualified by reference to such agreement, which is filed as Exhibit 1.1 hereto. Legal opinions relating to the Units are included as Exhibits 5.1 and 8.1 hereto.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

Exhibit 1.1	Equity Distribution Agreement, dated January 22, 2013 by and among the Partnership and Merrill Lynch, Pierce, Fenner & Smith Incorporated.
Exhibit 5.1	Opinion of Vinson & Elkins L.L.P. regarding legality of the Units.
Exhibit 8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY TRANSFER PARTNERS, L.P.
	By:	Energy Transfer Partners GP, L.P.,
its general partner

	By:	Energy Transfer Partners, L.L.C.
its general partner

Date: January 22, 2013	/s/ Martin Salinas, Jr.
Martin Salinas, Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 1.1	Equity Distribution Agreement, dated January 22, 2013 by and among the Partnership and Merrill Lynch, Pierce, Fenner & Smith Incorporated.
Exhibit 5.1	Opinion of Vinson & Elkins L.L.P. regarding legality of the Units.
Exhibit 8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.